Exhibit 99.1

Contact:

David C. Dreyer,

Chief Financial Officer

Christopher Schwartz,

Vice President, Financial Reporting and Investor Relations

866.861.3229

______________________________________________________________________________

FOR IMMEDIATE RELEASE

AMN HEALTHCARE APPOINTS HALA MODDELMOG

TO ITS BOARD OF DIRECTORS

SAN DIEGO - February 11, 2008 - AMN Healthcare Services, Inc. (NYSE: AHS), the nation's largest healthcare staffing company, announced today that Hala Moddelmog, President and Chief Executive Officer of Susan G. Komen for the Cure, has joined the company's Board of Directors.

"Hala brings valuable experience to AMN Healthcare's Board of Directors through her leadership in the global breast cancer movement and, previously, as a strong president and strategic leader of a successful division within a publicly traded company," said Susan R. Nowakowski, President and Chief Executive Officer of AMN Healthcare. "Hala's experience building leading brands, combined with her ability to positively influence the direction of healthcare policy as CEO of Susan G. Komen for the Cure, the world's largest breast cancer organization, will add a valuable dimension to AMN's Board."

"Quality healthcare is one of the most pressing issues facing our country today," said Ms. Moddelmog. "AMN Healthcare delivers a crucial service to healthcare facilities and patients nationwide and I am looking forward to working with the company's directors and management team to achieve the company's long-term goals."

Ms. Moddelmog has been President and Chief Executive Officer of Susan G. Komen for the Cure since September 2006. Prior to joining the Komen organization, she served as founder and CEO of Catalytic Ventures, a private equity firm that consulted and invested in the food service industry. From 1995 to 2004, she was the President of Church's Chicken, a division of AFC Enterprises, the first woman to lead a quick-service brand. She also held executive management and marketing positions at Church's Chicken, Arby's Franchise Association and BellSouth. Ms. Moddelmog earned a bachelor's degree in English from Georgia Southern University and a master's degree in journalism and mass communications from the University of Georgia.

About AMN Healthcare

AMN Healthcare Services, Inc. is the largest temporary healthcare staffing company in the United States. The company is the largest nationwide provider of travel nurse staffing services, locum tenens staffing services (temporary physician staffing) and physician permanent placement services, and also a leading nationwide provider of allied healthcare staffing services. AMN Healthcare recruits healthcare professionals both nationally and internationally and places them on variable lengths of assignments and in permanent positions at acute-care hospitals, physician practice groups and other healthcare facilities throughout the United States. For more information, visit www.amnhealthcare.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. These statements reflect the company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

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